UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

ARLO TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	01-38618	38-4061754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 907-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.01	Changes in Control of Registrant

On December 31, 2018, NETGEAR, Inc. (“NETGEAR”) announced that it had completed the previously announced spin-off of Arlo Technologies, Inc. (“Arlo”) by means of a special stock dividend of 62,500,000 shares of Arlo common stock that had been owned by NETGEAR to NETGEAR stockholders of record as of the close of business on December 17, 2018 (the “Record Date”). The distribution of the special stock dividend (the “Distribution”) was made on December 31, 2018. Based on the number of shares of NETGEAR common stock outstanding as of the Record Date, NETGEAR stockholders received 1.980295 shares of Arlo common stock for every share of NETGEAR common stock held as of the close of business on the Record Date. No fractional shares of Arlo common stock were distributed. Instead, NETGEAR shareholders will receive cash in lieu of any fraction of a share of Arlo common stock that they otherwise would have received.

Prior to the Distribution, NETGEAR owned approximately 84.2% of the outstanding shares of Arlo common stock. Following the completion of the Distribution, NETGEAR no longer owns any shares of Arlo common stock.

A copy of Arlo’s press release announcing the completion of the Distribution is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Distribution, and effective as of the completion of the Distribution, Patrick C.S. Lo resigned as a director of Arlo and the size of the board of directors was reduced from seven to six directors.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Arlo Technologies, Inc., dated December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLO TECHNOLOGIES, INC.

By:	/s/ Matthew McRae
Name: Title:	Matthew McRae Chief Executive Officer

Date: January 2, 2019

[Signature Page to Current Report on Form 8-K of Arlo Technologies, Inc.]